Exhibit 21.1

                            D&E Communications, Inc.

                           Subsidiaries of the Company
                             as of December 31, 1998
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The following is a listing of all subsidiaries of the Registrant, the state of incorporation of each, and the names under which subsidiaries do business.


                                             State of                        Doing Business
       Subsidiary                          Incorporation                      Under Name of
       ----------                          -------------                     --------------
Denver and Ephrata Telephone
     and Telegraph Company                 Pennsylvania                D&E Telephone Company

D&E Telephone and Data
     Systems, Inc.                         Pennsylvania                D&E Telephone and Data
               .                                                          Systems, Inc.,
                                                                       D&E Long Distance,
                                                                       D&E Telestore,
                                                                       D&E Computer Networking
                                                                           Services

D&E Marketing Corp.                        Pennsylvania                D&E Marketing Corp.

D&E Wireless, Inc.                         Pennsylvania                D&E Wireless, Inc.

D&E Investments, Inc.                      Nevada                      D&E Investments, Inc.

PCS Licenses, Inc.                         Nevada                      PCS Licenses, Inc.

D&E Systems, Inc.                          Delaware                    D&E Systems, Inc.
